Exhibit 99.1

NEW RESIDENTIAL INVESTMENT CORP. ANNOUNCES INTERNALIZATION AND REBRAND TO RITHM CAPITAL, AND DECLARES SECOND QUARTER 2022 DIVIDENDS

NEW YORK — June 17, 2022 — New Residential Investment Corp. (NYSE: NRZ) (“NRZ” or the “Company”) announced today it has entered into agreements providing for the internalization of the Company’s management function.

In conjunction with the internalization, the Company announced plans to change its name and rebrand as Rithm Capital Corp. (NYSE: RITM) (“Rithm Capital”).

Internalization Agreement

Under the Internalization Agreement, the parties have terminated the Management and Advisory Agreement, dated May 7, 2015 (the “Management Agreement”), effective as of June 17, 2022 (the “Effective Date”). In connection with the termination of the Management Agreement, the Company has agreed to pay FIG LLC (the “Manager”) $400 million, with $200 million paid on the Effective Date, $100 million payable on September 15, 2022 and $100 million payable on December 15, 2022.

As a result of the termination of the Management Agreement, and subject to an agreed upon transition described in more detail below, NRZ has ceased to be externally managed and now operates as an internally managed REIT.

Continuing Strong Leadership Team

The Company will continue to be managed by its strong senior leadership team, with Michael Nierenberg as Chairman of the Board, Chief Executive Officer and President and Nick Santoro as Chief Financial Officer and Chief Accounting Officer. In addition, the Company intends to retain employees of the Manager who currently serve in key roles at the Company, including, but not limited to, those who support NRZ’s investment, legal, accounting, tax and treasury operations.

Expected Key Benefits of the Internalization

The Company estimates that the internalization will result in approximately $60 to $65 million of cost savings, or $0.12 to $0.13 per diluted share1, per year.

“We believe the internalization positions the Company for long-term success,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “We view this transaction as a way to drive value for shareholders with expected cost savings, incremental synergies and ability to leverage employees across the NRZ ecosystem.”

“Our strategy has not changed – we will continue to focus on opportunities across the financial services landscape,” continued Mr. Nierenberg. “We are excited about the Company’s future and look forward to continuing to produce great returns for our shareholders.”

Rebranding to Rithm Capital

The Company’s name change and rebranding to Rithm Capital are intended to highlight a new chapter in the Company’s evolution and reinforce its position as a leading diversified company in the financial services and real estate sectors.

“We are taking this opportunity to rebrand to Rithm Capital and demonstrate the growth of our Company,” said Mr. Nierenberg. “We have changed dramatically since our inception, from an owner of MSR assets to a company with complementary operating companies and a unique portfolio of investments. The new name and brand help distinguish us from our operating companies, including Newrez, and reflect our culture, team and ambitions for growth beyond residential mortgages.”

The name change will take effect on or about August 1, 2022 pursuant to customary notices, and the Company’s new website will be www.RithmCap.com.

Transition Services Agreement

The Company and the Manager also entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Manager will provide (or cause to be provided), at cost, all of the services it was previously providing to the Company immediately prior to the Effective Date until December 31, 2022. The Transition Services Agreement may be terminated earlier in accordance with its terms or if the Company and the Manager agree that no further services are required.

Former Manager

Prior to the internalization, the Company was externally managed by the Manager, an affiliate of Fortress Investment Group LLC, subject to oversight by the board of directors of the Company (the “Board”), pursuant to the Management Agreement. In accordance with the Management Agreement, the Manager provided the Company with a management team, other personnel and corporate infrastructure. Accordingly, the individuals who provided services to the Company were employees of the Manager. In exchange for the Manager’s services, the Company paid the Manager certain fees, including a management fee and, subject to performance, an incentive fee. The Company also reimbursed the Manager for certain costs.

Special Committee of the Board of Directors

The Board formed a Special Committee composed entirely of independent and disinterested directors to negotiate and approve the terms of the internalization. In connection with the internalization, Jones Lang LaSalle Securities, LLC, an affiliate of Jones Lang LaSalle Americas, Inc., served as financial advisor and Goodwin Procter LLP served as counsel to the Special Committee, and Citigroup Global Markets Inc. served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as counsel to the Manager.

Second Quarter 2022 Common and Preferred Dividends

Common Stock Dividend

The Board declared a quarterly dividend of $0.25 per share of common stock for the second quarter 2022. The second quarter common stock dividend is payable on July 29, 2022 to shareholders of record on July 1, 2022.

Preferred Stock Dividends

In accordance with the terms of the Company’s 7.50% Series A Cumulative Redeemable Preferred Stock (“Series A”), the Board declared a Series A dividend for the second quarter 2022 of $0.4687500 per share.

In accordance with the terms of the Company’s 7.125% Series B Cumulative Redeemable Preferred Stock (“Series B”), the Board declared a Series B dividend for the second quarter 2022 of $0.4453125 per share.

In accordance with the terms of the Company’s 6.375% Series C Cumulative Redeemable Preferred Stock (“Series C”), the Board declared a Series C dividend for the second quarter 2022 of $0.3984375 per share.

In accordance with the terms of the Company’s 7.00% Series D Fixed-Rate Reset Cumulative Redeemable Preferred Stock (“Series D”), the Board declared a Series D dividend for the second quarter 2022 of $0.4375000 per share.

Dividends for the Series A, Series B, Series C and Series D are payable on August 15, 2022 to preferred shareholders of record on July 15, 2022.

(1)	Cost savings per diluted share based on 484,144,724 estimated weighted average diluted shares as of June 30, 2022.

INVESTOR CONFERENCE CALL

New Residential’s management will host a conference call on Tuesday, June 21, 2022 at 8:00 A.M. Eastern Time. A copy of the presentation will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Investor Update Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10168094/f350652cf2.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, June 28, 2022 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “3092902.”

ABOUT NEW RESIDENTIAL INVESTMENT CORP.

New Residential Investment Corp. is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, the Company has delivered approximately $4.0 billion in dividends to shareholders. The Company’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated called rights) and loans (including single family rental), and consumer loans. The Company’s investments in operating entities include leading origination and servicing platforms through wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide mortgage related services. The Company is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes, and is headquartered in New York City.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the internalization of the Company’s management and the potential costs and benefits thereof, expected post-internalization employees and the number of estimated weighted average diluted shares as of June 30, 2022. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management and the ability to achieve expected cost savings or the timing thereof; unanticipated difficulties financing the internalization; unanticipated expenditures relating to or liabilities arising from the internalization; litigation or regulatory issues relating to the internalization; and the impact of the internalization on relationships with, and potential difficulties retaining, the Company’s executive officers, employees and directors on a go-forward basis. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations
IR@NewResi.com